Exhibit 99.1

MARAVAI LIFESCIENCES REPORTS FOURTH QUARTER AND FULL YEAR 2022 FINANCIAL RESULTS

Base business revenues, excluding COVID-19 related CleanCap® revenues, were up 67% in the fourth quarter and up 17% for the full year

Announces acquisition of privately-held Alphazyme, LLC, adding critical enzyme manufacturing capabilities to Maravai’s Nucleic Acid Production Segment

SAN DIEGO, Calif., — February 22, 2023 — Maravai LifeSciences Holdings, Inc. (Maravai) (NASDAQ: MRVI), a global provider of life science reagents and services to researchers and biotech innovators, today reported financial results for the fourth quarter and full year ended December 31, 2022, together with other business updates. Recent highlights include:
•Quarterly revenue of $204.7 million, Net income of $87.4 million, and Adjusted fully diluted earnings per share (EPS) of $0.35;
•Annual revenue of $883.0 million, Net income of $490.7 million and Adjusted fully diluted EPS of $1.80;
•Expanded MockV® product offering with new kit that predicts retroviral particle clearance in biopharmaceutical manufacturing;
•Named to the 2022 Deloitte Technology Fast 500™ List of Fastest-Growing Companies in North America;
•Announced updated CEO succession plan;
•Launched new Office of Science and Innovation, led by Dr. Kate Broderick;
•Completed the acquisition of Alphazyme, LLC, a privately-held, founder-led OEM provider of custom, scalable molecular biology enzymes, servicing customers in the genetic analysis and nucleic acid synthesis markets; and,
•Introduced 2023 revenue guidance range of $420.0 million to $460.0 million, with base business revenues, excluding COVID-19 related CleanCap revenues, expected to grow in excess of 20%.
“Maravai produced another solid quarter with total revenues reaching $204.7 million, capping off an exceptional year of record revenues and profits. These quarterly results include growth of 67% in our overall base business revenues, and growth of 101% in our non-COVID Nucleic Acid Production revenues,” said Carl Hull, Executive Chairman and Interim CEO of Maravai. “Entering 2023, we believe that we are incredibly well positioned to drive robust base business growth by innovating in ways that support our mRNA and cell and gene therapy customers’ discovery and clinical development programs.”

Revenue for the Fourth Quarter and Full Year 2022

	Three Months Ended December 31,
	2022	2021	Year-over-Year % Change
Nucleic Acid Production	$189,290	$212,510	(10.9)%
Biologics Safety Testing	15,423	15,934	(3.2)%
Total Revenue	$204,713	$228,444	(10.4)%

	Year Ended December 31,
	2022	2021	Year-over-Year % Change
Nucleic Acid Production	$813,069	$711,864	14.2%
Biologics Safety Testing	69,932	68,417	2.2%
Protein Detection (sold in Sept. 2021)	—	18,959	(100.0)%
Total Revenue	$883,001	$799,240	10.5%
Fourth Quarter 2022 Financial Results
Revenue for the fourth quarter was $204.7 million, representing a 10% decrease over the same period in the prior year and was driven by the following:
•Nucleic Acid Production revenue was $189.3 million for the fourth quarter, an 11% decrease year-over-year. This includes an estimated $123.6 million of COVID-19 related CleanCap revenue for the fourth quarter, which was $56.2 million lower than the same period in the prior year as CleanCap demand from COVID-19 vaccine manufacturers decreased. The $65.7 million of base Nucleic Acid Production revenue was up 101% over the same period in the prior year, driven by significantly increased demand for our mRNA raw materials and services.
•Biologics Safety Testing revenue was $15.4 million for the fourth quarter, a 3% decrease year-over-year. The decline was primarily due to a slow return to work in China, impacting demand for our HCP ELISA kits. Strong demand for our kits in North America and Europe partially offset weakness in China.
Net income and Adjusted EBITDA (non-GAAP) were $87.4 million and $129.8 million, respectively, for the fourth quarter of 2022, compared to $127.1 million and $162.7 million, respectively, for the fourth quarter of the prior year.
Full Year 2022 Financial Results
Revenue for the year ended December 31, 2022 was $883.0 million, representing a 10% increase over the same period in the prior year and was attributable to the following:
•Nucleic Acid Production revenue was $813.1 million for the year ended December 31, 2022, a 14% increase year-over-year, and included an estimated $599.8 million of COVID-19 related CleanCap revenue. The increase was driven by demand for our proprietary CleanCap analogs as COVID-19 vaccine manufacturers scaled production earlier in the year, and for our highly modified RNA products and services as this technology becomes incorporated into more therapeutic and vaccine development programs.

•Biologics Safety Testing revenue was $69.9 million for the year ended December 31, 2022, representing a 2% increase year-over-year. The increase was driven by growth in the underlying markets supporting cell and gene therapies, biosimilar and other biologic programs and growing adoption of MockV® technology for viral clearance prediction during biopharmaceutical manufacturing.
Net income and Adjusted EBITDA (non-GAAP) were $490.7 million and $637.8 million, respectively, for the year ended December 31, 2022, compared to $469.3 million and $582.8 million, respectively, for the prior year.
Financial Guidance for 2023
Our financial guidance for the full year 2023 is based on expectations for our existing business (including Alphazyme) and does not include the financial impact of potential new acquisitions, if any, or items that have not yet been identified or quantified. This guidance is subject to a number of risks, uncertainties and other factors, including those identified in “Forward-looking Statements” below.
Total revenue for 2023 is projected to be in the range of $420.0 million to $460.0 million. This includes an estimate of $100.0 million of CleanCap revenue in support of COVID-19 related vaccines.
Adjusted fully diluted EPS (non-GAAP) is expected to be in the range of $0.32 - $0.38 per share. Adjusted fully diluted EPS (non-GAAP) is based on the assumption that all the units of Maravai Topco Holdings, LLC (paired with the corresponding shares of Class B common stock) are converted to shares of Class A common stock. The net income included in the Adjusted fully diluted EPS (non-GAAP) has been adjusted to eliminate the net income attributable to non-controlling interest as a result of the assumed full conversion of the units of Maravai Topco Holdings, LLC (paired with the corresponding shares of Class B common stock) for shares of Class A common stock and is further adjusted for certain items that we do not believe directly reflect our core operations. All such adjustments have been tax effected at the assumed statutory tax rate of 24%.
Maravai cannot provide 2023 guidance for the most closely comparable GAAP measure (net income) or a reconciliation to such measure because we are unable to provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including net income attributable to noncontrolling interest, variations in effective tax rate, expenses to be incurred for acquisition activities, and the diluted weighted average number of shares of Class A common stock outstanding for the applicable period from potential proforma exchanges of outstanding Maravai Topco Holdings, LLC units (paired with shares of Class B common stock) for shares of Class A common stock. Thus, we are unable to present a quantitative reconciliation of Adjusted fully diluted EPS to Net income because such information is not available. However, our Adjusted fully diluted EPS is based on an expected Adjusted EBITDA range of $170.0 million to $190.0 million, as well as the following assumptions: 2023 interest expense, net of interest income, is expected to be in the range of $20.0 million to $22.0 million; 2023 depreciation and amortization is expected to be in the range of $36.0 million to $40.0 million; and 2023 stock-based compensation is expected to be in the range of $34.0 million to $38.0 million.

MARAVAI LIFESCIENCES HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$204,713	$228,444	$883,001	$799,240
Operating expenses
Cost of revenue	53,253	39,138	168,957	140,561
Selling, general and administrative	37,203	25,581	129,259	100,064
Research and development	5,011	9,184	18,369	15,219
Change in estimated fair value of contingent consideration	—	—	(7,800)	—
Gain on sale of business	—	—	—	(11,249)
Total operating expenses	95,467	73,903	308,785	244,595
Income from operations	109,246	154,541	574,216	554,645
Other income (expense)
Interest expense	(10,180)	(7,022)	(20,414)	(30,260)
Interest income	2,338	—	2,338	—
Loss on extinguishment of debt	—	—	(208)	—
Change in payable to related parties pursuant to the Tax Receivable Agreement	(6,442)	(3,031)	(4,102)	6,101
Other income (expense)	914	201	(358)	279
Income before income taxes	95,876	144,689	551,472	530,765
Income tax expense	8,447	17,578	60,809	61,515
Net income	87,429	127,111	490,663	469,250
Net income attributable to noncontrolling interests	49,795	71,281	270,458	287,213
Net income attributable to Maravai LifeSciences Holdings, Inc.	$37,634	$55,830	$220,205	$182,037

Net income per share attributable to Maravai LifeSciences Holdings, Inc.:
Basic	$0.28	$0.42	$1.67	$1.59
Diluted	$0.28	$0.42	$1.67	$1.56

Weighted average number of shares outstanding:
Basic	131,627	131,460	131,545	114,791
Diluted	131,651	131,599	255,323	257,803

MARAVAI LIFESCIENCES HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(Unaudited)
(in thousands, except per share amounts)

Net Income to Adjusted EBITDA
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income	$87,429	$127,111	$490,663	$469,250
Add:
Amortization	6,236	3,654	24,269	18,339
Depreciation	1,962	1,745	7,566	6,413
Interest expense	10,180	7,021	20,414	30,260
Interest income	(2,338)	—	(2,338)	—
Income tax expense	8,447	17,578	60,809	61,515
EBITDA	111,916	157,109	601,383	585,777
Acquisition contingent consideration (1)	—	—	(7,800)	—
Acquisition integration costs (2)	2,720	6	13,362	44
Stock-based compensation (3)	5,995	2,230	18,670	10,458
Gain on sale of business (4)	—	—	—	(11,249)
Merger and acquisition related expenses 5)	1,221	12	2,416	1,508
Financing costs (6)	7	291	1,078	2,383
Acquisition related tax adjustment (7)	(915)	—	349	—
Tax Receivable Agreement liability adjustment (8)	6,442	3,031	4,102	(6,101)
CEO transition costs (9)	2,426	—	2,426	—
Other (10)	—	—	1,814	—
Adjusted EBITDA	$129,812	$162,679	$637,800	$582,820

Adjusted Net Income and Adjusted Fully Diluted Earnings Per Share
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income attributable to Maravai LifeSciences Holdings, Inc.	$37,634	$55,830	$220,205	$182,037
Net income impact from pro forma conversion of Class B shares to Class A common shares	49,795	71,280	270,458	287,213
Adjustment to the provision for income tax (11)	(12,265)	(16,829)	(64,474)	(67,026)
Tax-effected net income	75,164	110,281	426,189	402,224
Acquisition contingent consideration (1)	—	—	(7,800)	—
Acquisition integration costs (2)	2,720	6	13,362	44
Stock-based compensation (3)	5,995	2,230	18,670	10,458
Gain on sale of business (4)	—	—	—	(11,249)
Merger and acquisition related expenses (5)	1,221	12	2,416	1,508
Financing costs (6)	7	291	1,078	2,383
Acquisition related tax adjustment (7)	(915)	—	349	—
Tax Receivable Agreement liability adjustment (8)	6,442	3,031	4,102	(6,101)
CEO transition costs (9)	2,426	—	2,426	—
Other (10)	—	—	1,814	—
Tax impact of adjustments (12)	(7,259)	(1,068)	(14,863)	3,925
Foreign-derived income cash tax benefit (13)	937	(894)	4,243	2,885
Net cash tax benefit retained from historical exchanges (14)	1,906	2,283	7,456	6,104
Adjusted net income	$88,644	$116,172	$459,442	$412,181

Diluted weighted average shares of Class A common stock outstanding	255,321	257,811	255,323	257,803

Adjusted net income	$88,644	$116,172	$459,442	$412,181
Adjusted fully diluted EPS	$0.35	$0.45	$1.80	$1.60
____________________
Explanatory Notes to Reconciliations
(1)Refers to the change in the estimated fair value of performance payments related to the acquisition of MyChem, LLC (“MyChem”), which was completed in January 2022.
(2)Refers to incremental costs incurred to execute and integrate completed acquisitions, and retention payments in connection with these acquisitions.
(3)Refers to non-cash expense associated with stock-based compensation.
(4)Refers to the gain on the sale of Vector Laboratories, Inc. (“Vector”), which was completed in September 2021.
(5)Refers to diligence, legal, accounting, tax and consulting fees incurred associated with acquisitions that were pursued but not consummated.
(6)Refers to transaction costs related to the refinancing of our long-term debt and costs from a secondary offering of our common stock that are not capitalizable or cannot be offset against proceeds from such transactions.
(7)Refers to non-cash expense associated with adjustments to the carrying value of the indemnification asset recorded in connection with the acquisition of MyChem.
(8)Refers to the adjustment of the Tax Receivable Agreement liability primarily due to changes in our estimated state apportionment and the corresponding change of our estimated state tax rate.
(9)Refers to legal fees and other costs associated with the previously announced CEO leadership transition planned for the middle of 2023.
(10)Refers to the loss recognized during the period associated with certain working capital and other adjustments related to the sale of Vector, and a loss incurred on extinguishment of debt.

(11)Represents additional corporate income taxes at an assumed effective tax rate of approximately 24% applied to additional net income attributable to Maravai LifeSciences Holdings, Inc. from the assumed proforma exchange of all outstanding shares of Class B common stock for shares of Class A common stock.
(12)Represents income tax impact of non-GAAP adjustments and assumed proforma exchange of all outstanding Class B common stock for shares of Class A common stock at an assumed effective tax rate of approximately 24%.
(13)Represents income tax benefits at Maravai LifeSciences Holdings, Inc. related to the income tax treatment of income derived from sales to foreign-domiciled customers.
(14)Represents income tax benefits due to the amortization of intangible assets and other tax attributes resulting from the tax basis step up associated with the purchase or exchange of Maravai Topco Holdings, LLC units and Class B common stock, net of payment obligations under the Tax Receivable Agreement.

Non-GAAP Financial Information
This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP measures include: Adjusted EBITDA and Adjusted fully diluted Earnings Per Share (EPS).
We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization and adjustments to exclude, as applicable: (i) adjustments to acquisition contingent consideration; (ii) incremental costs incurred to execute and integrate completed acquisitions, and associated retention payments; (iii) charges for in-process research and development associated with completed acquisitions; (iv) non-cash expenses related to share-based compensation; (v) gain or loss on the sale of businesses; (vi) gain on sale and leaseback transactions; (vii) expenses incurred for acquisitions that were not consummated (including legal, accounting and professional consulting services); (viii) transaction costs incurred for the initial public offering, secondary public offerings, and debt refinancings; (ix) non-cash expense incurred on loss on extinguishment of debt; (x) loss or (income) recognized during the applicable period due to changes in the tax receivable agreement liability; (xi) non-cash expense recorded for acquisition related tax adjustments; and (xii) CEO transition related costs. We define Adjusted Net Income as tax-effected earnings before the adjustments described above, and the tax effects of those adjustments. We define Adjusted Diluted EPS as Adjusted Net Income divided by the diluted weighted average number of shares of Class A common stock outstanding for the applicable period, which assumes the proforma exchange of all outstanding units of Maravai Topco Holdings, LLC (paired with shares of Class B common stock) for shares of Class A common stock.
These non-GAAP measures are supplemental measures of operating performance that are not prepared in accordance with GAAP and that do not represent, and should not be considered as, an alternative to net income, as determined in accordance with GAAP.
We use these non-GAAP measures to understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans. We believe the measures facilitate comparison of our operating performance on a consistent basis between periods and, when viewed in combination with our results prepared in accordance with GAAP, help provide a broader picture of factors and trends affecting our results of operations.
These non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, they should not be considered as a replacement for net income, as determined by GAAP, or as a measure of our profitability. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes. The non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

Conference Call and Webcast
Maravai’s management will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to discuss its financial results for the fourth quarter and full fiscal year 2022. Approximately 10 minutes before the call, dial (877) 315-3037 or (201) 689-8357 and reference Maravai LifeSciences. The call will also be available via live or archived webcast on the "Investors" section of the Maravai web site at https://investors.maravai.com/.
About Maravai
Maravai is a leading life sciences company providing critical products to enable the development of drug therapies, diagnostics and novel vaccines and to support research on human diseases. Maravai’s companies are leaders in providing products and services in the fields of nucleic acid synthesis and biologics safety testing to many of the world's leading biopharmaceutical, vaccine, diagnostics, and cell and gene therapy companies.
For more information about Maravai LifeSciences, visit www.maravai.com.
Forward-looking Statements
This press release contains, and our officers and representatives may from time-to-time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements, including, without limitation, statements regarding our ability to innovate in ways that support our mRNA and cell and gene therapy customers’ discovery and clinical development programs; our financial guidance for 2023; the supplemental value of non-GAAP measurements; our ability to expand our customer relationships; our expectations for growth and profitability; our ability to make investments in research and development, capacity and people; our predictions regarding demand for our products; growth opportunities, including inorganic growth; the acceleration of research and development of new, non-COVID-19 therapeutic and vaccine programs; and future innovations, constitute forward-looking statements and are identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:
•The extent and duration of our revenue associated with COVID-19-related products and services are uncertain and are dependent, in important respects, on factors outside our control.
•Changes in economic conditions could negatively impact our revenue and earnings.

•Certain of our products are used by customers in the production of vaccines and therapies, some of which represent relatively new and still-developing modes of treatment. Unforeseen adverse events, negative clinical outcomes, development of alternative therapies or increased regulatory scrutiny of these vaccines and therapies and their financial cost may damage public perception of the safety, utility, or efficacy of these vaccines and therapies or other modes of treatment and may harm our customers’ ability to conduct their business. Such events may negatively impact our revenue and have an adverse effect on our performance.
•We are dependent on our customers’ spending on and demand for outsourced nucleic acid production and biologics safety testing products and services. A reduction in spending or demand could have a material adverse effect on our business, financial condition, results of operations, cash flows and prospects.
•We compete with life science, pharmaceutical and biotechnology companies who are substantially larger than we are and potentially capable of developing new approaches that could make our products, services and technology obsolete.
•Our acquisitions expose us to risks that could adversely affect our business, and we may not achieve the anticipated benefits of acquisitions of businesses or technologies.
•We depend on a limited number of customers for a high percentage of our revenue. If we cannot maintain our current relationships with customers, fail to sustain recurring sources of revenue with our existing customers, or if we fail to enter into new relationships, our future operating results will be adversely affected.
•We rely on a limited number of suppliers or, in some cases, sole suppliers, for some of our raw materials and may not be able to find replacements or immediately transition to alternative suppliers.
•Such other factors as discussed throughout the “Risk Factors” section of our most recently filed Annual Report on Form 10-K, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, as well as other documents on file with the Securities and Exchange Commission.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Contact Information:
Media Contact: Sara Michelmore
MacDougall Advisors
+1 781-235-3060
maravai@macdougall.bio

Investor Contact: Deb Hart
Maravai LifeSciences
+ 1 858-988-5917
ir@maravai.com